Exhibit 99.1

Delta News Hub Story

Delta Announces Leadership Changes as John Laughter Concludes Distinguished 30-Year Career

•	Delta announces leadership updates, including Peter Carter promoted to President and Dan Janki named Chief Operating Officer following the retirement of longtime operations leader John Laughter.

•	Erik Snell appointed Chief Financial Officer and Ranjan Goswami named Chief Marketing and Product Officer, as the company strengthens its executive team to support long-term growth.

•	Alain Bellemare adds role of Chairman of Delta TechOps, with Carter, Janki, Snell and Goswami all reporting directly to CEO Ed Bastian.

In a memo to Delta employees, CEO Ed Bastian shared leadership changes that support Delta’s vision to build the world’s leading airline for the next generation of customers and employees.

“Our success always relies on our ability to operate as one team, with shared values that reflect and strengthen our people-focused culture, elevating Delta to be the brand of choice for our customers,” Bastian said. “These changes demonstrate Delta’s deep bench of talent and commitment to developing and uplifting the leaders who will shape Delta’s journey for years to come.”

Peter Carter is being promoted to President, as he takes on a larger role driving enterprise strategy in addition to global policy and legal matters, Delta’s international portfolio, real estate, and sustainability and diversity teams. In his decade at Delta, Bastian said, “Carter has led initiatives that touch many important aspects of Delta’s business, and has been a constant source of strategic insight and long-term vision that will be essential to the company’s future success.”

After more than three decades of service, John Laughter will retire as Delta’s E.V.P., Chief of Operations and President of Delta TechOps, effective April 30, Delta CEO Ed Bastian told employees in a memo today.

“John’s career began more than three decades ago when he joined TechOps as an aircraft liaison engineer, and he has led Delta’s teams through some of the most challenging and exciting times in our history,” Bastian said. “Most importantly, John has always been known as a servant leader and advocate for Delta’s people-focused culture. I want to personally thank John for all he has done to serve our employees, our customers and our communities during his tenure at Delta.”

With John’s retirement, Dan Janki will become Delta’s Chief Operating Officer, overseeing all aspects of Delta’s safe, reliable operation. In his new role, Janki will lead Delta’s Airport Customer Service, Flight Operations, In-Flight Service, Operations & Customer Center, Reservation Sales and Customer Care, Technical Operations, and Corporate Safety, Security and Compliance teams.

“As our Chief Financial Officer, Dan has shown the operational depth and disciplined focus that drive the world-class performance our people, customers and investors expect,” Bastian said. “Bringing our operating units together under his leadership will further strengthen alignment and coordination across our team, which is critical to succeeding in our fast-paced, dynamic environment.”

Alain Bellemare, E.V.P and President – International, is assuming additional responsibilities as the Chairman of Delta TechOps. His extensive experience and longstanding industry relationships position him to elevate the TechOps culture of excellence, Bastian said.

Erik Snell will become Delta’s new Chief Financial Officer. Snell, who joined Delta 20 years ago in finance, has led teams across the company’s operating groups, and most recently served as Chief Customer Experience Officer. In his new role, Snell will oversee Delta’s Finance organization, Fleet and Supply Chain teams, and refinery subsidiary Monroe Energy. “Erik brings a comprehensive understanding of Delta’s operations and frontline employees to the Finance organization with keen analytical skills that will further boost our financial effectiveness and shared success,” Bastian said.

Alicia Tillman, Chief Marketing Officer, has decided to pursue broader leadership opportunities outside of Delta. With Alicia’s transition, Ranjan Goswami will become Delta’s Chief Marketing and Product Officer. “Ranjan’s vision has elevated Delta’s brand, strengthened our partnerships, and improved travel for our customers, while always remaining deeply connected to our people,” Bastian said.

Carter, Janki, Snell, and Goswami will all report directly to Bastian.